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                       CONSENT of INDEPENDENT ACCOUNTANTS


                                ----------------


We consent to the incorporation by reference in this Prospectus Supplement dated March 14, 1996 (to Prospectus dated August 4, 1995) of Prudential Securities Secured Financing Corporation relating to Mortgage Pass-Through Certificates, Series 1996-1 of our report dated January 16, 1995 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries.


                                                     COOPERS & LYBRAND L.L.P.


New York, New York
March 19, 1996